Exhibit 99.1

CONTACT:	Alisa Rosenberg (914) 640-5214

FOR IMMEDIATE RELEASE

February 3, 2005

STARWOOD REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

WHITE PLAINS, NY, February 3, 2005 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

Fourth Quarter 2004 Highlights:

•	EPS from continuing operations for the fourth quarter of 2004 was $0.51 compared to $0.42 in the fourth quarter of 2003. Excluding special items, EPS from continuing operations was $0.57 for the fourth quarter of 2004 compared to $0.42 in the fourth quarter of 2003.

•	REVPAR at Same-Store Owned Hotels worldwide and in North America increased 11.1% and 11.0%, respectively, when compared to the fourth quarter of 2003. ADR increased 6.9% and 8.0% worldwide and in North America, respectively.

•	Globally, for Same-Store Owned Hotels, Sheraton REVPAR grew (+11.8%), followed by W Hotels (+11.7%), St. Regis/Luxury Collection (+10.7%), and Westin (+9.5%), with each of these brands experiencing both ADR and occupancy gains (excluding the St. Regis/Luxury Collection, which experienced a slight decline in ADR).

•	Third-party management and franchise fees in the quarter increased approximately 9.2% when compared to 2003.

•	Vacation ownership and residential revenues, which exclude gains on sales of notes receivable, increased 75.9%. Excluding the fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, contract sales were up 28.4% when compared to 2003.

•	Net income for the fourth quarter of 2004 was $100 million compared to $87 million in the fourth quarter of 2003. Total Company Adjusted EBITDA increased 20.7% to $327 million when compared to $271 million in 2003.

•	Margins at Starwood branded Same-Store Owned Hotels in North America improved approximately 380 basis points when compared to fourth quarter of 2003.

•	According to Smith Travel Research total Company system-wide market share increased 180 basis points when compared to 2003.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the fourth quarter of 2004 of $0.51 compared to $0.42 in the fourth quarter of 2003. Excluding special items, primarily related to a $15 million (after-tax) net loss on the sale of assets and the impairment of a hotel and an investment, EPS from continuing operations was $0.57 for the fourth quarter of 2004 compared to $0.42 in the fourth quarter of 2003. Income from continuing operations was $111 million in the fourth quarter of 2004 compared to $88 million in 2003. Excluding special items, income from continuing operations was $123 million for the fourth quarter of 2004 compared to $87 million in 2003. Net income (after discontinued operations) was $100 million and EPS was $0.46 in the fourth quarter of 2004 compared to $87 million and EPS of $0.42 in the fourth quarter of 2003. Selling, general, administrative and other in the fourth quarter of 2004 includes cost of sales from our new Bliss spa and beauty products business (the revenue from this business is included in management fees, franchise fees and other income). The effective tax rate for the fourth quarter of 2004 was 1.7%. The tax rate and thereby income from continuing operations benefited from the reversal of $13 million of tax reserves as a result of the resolution of certain tax matters during the quarter.

Steven J. Heyer, CEO, said: “I’m very pleased with our industry-leading top and bottom line performance. Clearly the top line was helped in part by our well-located urban concentration of owned assets, but it is just as clear that we are enjoying significant share gains versus our competitive set, beyond that explained by location, owing to the resurgence and effectiveness of our brands. The top line gains are broad based, throughout North America and around the world, and ADR increases were more than 70% of our REVPAR increase.

Flow-through increased markedly as a result of the strong ADR increases, our productivity initiatives and a turnaround in the workers compensation issues of last year. Workers comp incidents were down more than 30% in 2004 versus 2003.

Meanwhile, our brand composition, innovation, identity and positioning efforts continue as we work to increase their value. The strength, value and potential of our brands is something we must capitalize on in the future.”

Operating Results:

Fourth Quarter Ended December 31, 2004

Cash flow from operations was $201 million compared to $260 million in 2003. The decrease primarily relates to the increase in restricted cash of $60 million primarily related to cash in escrow from pre-sales of vacation ownership interests. Total Company Adjusted EBITDA was $327 million compared to $271 million in 2003.

Owned, Leased and Consolidated Joint Venture Hotels

REVPAR for Same-Store Owned Hotels worldwide and in North America increased 11.1% and 11.0%, respectively, when compared to 2003. REVPAR at Same-Store

Owned Hotels in North America increased 11.7% at W, 11.4% at Sheraton, 10.8% at St. Regis/Luxury Collection, and 8.7% at Westin. REVPAR growth was particularly strong at the Company’s owned hotels in New York, Boston, Chicago, San Francisco, Los Angeles, New Orleans, Miami and Washington D.C. Revenue from transient travel was up 12.3% in North America when compared to 2003. Internationally, Same-Store Owned Hotel REVPAR increased 11.6%, with Latin America up 24.3% (REVPAR in owned hotels in Argentina and Mexico were particularly strong), Europe up 9.1% and Asia Pacific up 4.1%. Excluding the favorable effects of foreign exchange, REVPAR increased 4.9% internationally.

Total revenues at Same-Store Owned Hotels worldwide increased 9.7%, to $867 million when compared to $790 million in 2003 while costs and expenses at the hotels increased 6.1% to $643 million in 2004 compared to $606 million in 2003. Total revenues at Same-Store Owned Hotels in North America increased 8.7% to $631 million in 2004 when compared to $580 million in 2003 while costs and expenses at these hotels increased 3.4% to $464 million when compared to $449 million in 2003, resulting in increased margins of approximately 380 basis points.

System-wide REVPAR; Management/Franchise Fees

System-wide (owned, managed and franchised) branded REVPAR for Same-Store Hotels in North America increased 10.4%; Westin 11.8%, W Hotels 11.0%, Sheraton 9.7%, St. Regis/Luxury Collection 8.2%, and Four Points by Sheraton 8.9%. For the ninth quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as for system-wide hotels. Total third-party management and franchise fees were $80 million, up $7 million, or 9.2%, from last year.

Distribution

Starwood’s central distribution systems gross bookings increased approximately 10% and 12% for the fourth quarter and full year 2004 when compared to the same periods in 2003. Gross online bookings through proprietary branded websites increased 29% in 2004 as compared to 2003, with gross dollar bookings from the proprietary branded sites increasing 38%. Gross online dollar bookings represented approximately 10% of the overall gross dollar bookings, with 72% of that coming from our proprietary branded websites.

Vacation Ownership and Residential

Vacation ownership and residential revenue, which excludes gains on sales of notes receivable, was up $85 million, or 75.9% to $197 million in the fourth quarter of 2004 when compared to 2003 primarily due to residential sales at the St. Regis Museum Tower in San Francisco and vacation ownership sales at our resorts in Aspen, Maui, Orlando and Scottsdale. Contract sales, excluding fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, were up 28.4%. The average price per timeshare unit sold increased approximately 3.9% to $20,447, and the number of contracts signed increased approximately 23.6% in the fourth quarter of 2004 when compared to 2003.

In December 2004, the Company completed the conversion of 98 guest rooms at the St. Regis in Aspen, Colorado into 25 fractional units, which are being sold in four week intervals, and 20 new hotel rooms. Also, in the fourth quarter of 2004, the Company began selling condominiums at the St. Regis Museum Tower which is under construction in San Francisco, and recognized revenues of approximately $15 million.

In addition to its robust pipeline of existing vacation ownership inventory, the Company continues to evaluate its existing owned real estate for potential conversion to vacation ownership, fractional, or residential projects. The Company is also working with its business partners to develop similar conversion opportunities at managed hotels. The Company has identified a significant number of projects which could supply the vacation ownership and residential pipeline with sales at or above its current levels for at least ten years.

During the fourth quarter of 2004, the Company sold $25 million of notes receivable and recognized gains of $3 million as compared to gains of $9 million in the same period of 2003. New development planning continues for the owned Sheraton Kauai, the owned land at the Princeville resort in Kauai, the owned Sheraton Cancun, as well as other Mexico properties, and a second phase at the Westin Mission Hills Resort.

Brand Development/Unit Growth

During the fourth quarter, the Company signed 20 full service hotel management and franchise contracts (representing approximately 5,200 rooms) including the Westin Bellevue (Bellevue, Washington, 337 rooms), W LA Sunset (Los Angeles, California , 164 rooms), Sheraton Oran (Oran, Algeria, 321 rooms) and Sheraton Haikou Resort (China, 330 rooms), and opened 9 new hotels and resorts, including Sheraton Keauhou Bay Resort (Kailua-Kona, Hawaii, 521 rooms), Sheraton Read House Chattanooga Hotel (Chattanooga, Tennessee, 249 rooms), and Sheraton Old San Juan (San Juan, Puerto Rico, 240 rooms). Additionally during the fourth quarter 11 properties (representing approximately 2,800 rooms) were removed from the system (6 Four Points and 5 Sheratons.) The Company expects to open approximately 40 new full-service hotels and resorts (approximately 9,000 rooms) around the world in 2005. The Company had approximately 160 full service hotels and approximately 42,000 rooms in its active global development pipeline at December 31, 2004, with roughly half of that number in international locations. Additionally, during the fourth quarter, the Company opened the new Bliss spa at the W New York (20,000 square feet) and our first Remede Spa at the St. Regis in Aspen (15,000 square feet). In 2005, the Company plans to open 3 new Bliss spas in W hotels in San Francisco, Los Angeles and Chicago and 2 new Remede Spas in St. Regis hotels in San Francisco and New York with several others in various planning stages.

Results for the Twelve Months Ended December 31, 2004:

EPS from continuing operations for the twelve months ended December 31, 2004 was $1.72 compared to $0.51 in the same period of 2003. Excluding special items, EPS from continuing operations was $1.62 in 2004 compared to $0.86 in 2003. Income from continuing operations was $369 million in 2004 compared to $105 million in 2003. Excluding special items, income from the continuing operations was $348 million in 2004 compared to $176 million in 2003. Net income (after discontinued operations) was $395 million and EPS was $1.84 in 2004 compared to $309 million and $1.50, respectively, in 2003.

Cash flow from operations for the twelve months ended December 31, 2004 was $578 million compared to $771 million in the same period of 2003. The decrease primarily relates to the increase in restricted cash of $257 million, primarily related to pre-sales of vacation ownership interests. A substantial portion of this restricted cash will be released upon issuance of the certificate of occupancy for Phase 2 of the Westin Ka’anapali project which is expected to be received in the third quarter of 2005. Total Company Adjusted EBITDA for the twelve months ended December 31, 2004 was $1.150 billion, compared to $917 million (excluding sold hotels) in the same period in 2003.

Capital:

Gross capital spending during the quarter included approximately $81 million in renovations of hotel assets including construction capital at the St. Regis in Aspen, Colorado, the Boston Park Plaza, the Westin St. John, and the Sheraton Hotel and Towers in New York. Investment spending on VOI capital assets (primarily net capital expenditures for inventory) was $18 million, including VOI construction at Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii and at Westin Mission Hills Resort in Rancho Mirage, California and construction of fractional units at the St. Regis in Aspen, Colorado. Additionally during the quarter, further investment spending of $44 million included the ongoing development of the St. Regis Museum Tower in San Francisco (260 hotel rooms and 102 condominium units). To date, the Company has invested $221 million in the St. Regis Museum Tower project, which is expected to open in the summer of 2005. The Company expects to realize gross proceeds of approximately $200 million from the sale of the project’s condominiums.

Share Repurchase:

For the quarter ended December 31, 2004, the Company repurchased 1,486,600 shares at a total cost of approximately $77.9 million (an average cost of $52.38 per share). In the twelve months ended December 31, 2004, the Company repurchased 7,030,283 shares at a total cost of approximately $310 million (an average cost of $44.06 per share). At December 31, 2004, approximately $296 million remained available under the Company’s Board authorized share repurchase program, and Starwood had approximately 211 million shares outstanding (including partnership units and exchangeable preferred shares).

Balance Sheet:

At December 31, 2004, the Company had total debt of $4.442 billion and cash and cash equivalents (including $357 million of restricted cash) of $683 million, or net debt of $3.759 billion, compared to net debt of $3.973 billion at the end of the third quarter of 2004. In addition, the Company continues to have an approximate $200 million investment in the senior debt of Le Meridien hotels.

At December 31, 2004, debt was approximately 76% fixed rate and 24% floating rate and its weighted average maturity was 5.0 years with a weighted average interest rate of

5.81%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.6 billion.

Outlook:

All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

For the three months ended March 31, 2005, excluding the effects of the Share-Based Payment amendment to FASB Statement No. 123, if REVPAR at Same-Store Owned Hotels in North America increases approximately 6% — 8% versus the same period in 2004 (in January 2005 REVPAR at Same-Store Owned Hotels in North America increased 9.5% when compared to the same period in 2004):

•	Adjusted EBITDA would be expected to be approximately $275 million, an increase of 24% when compared to the same period of 2004.

•	Net income would be expected to be approximately $66 million, an increase of 100% when compared to income from continuing operations before special items in the first quarter of 2004.

•	EPS would be expected to be $0.30, an increase of 88% when compared to EPS from continuing operations before special items in the first quarter of 2004.

First quarter REVPAR is currently expected to increase less than full year 2005 REVPAR due primarily to the timing of the Easter and Passover holidays. In 2005 both holidays are in March, while in 2004 both holidays were in April.

For the full year 2005, excluding the effects of the Share-Based Payment amendment to FASB Statement No. 123, if REVPAR at Same-Store Owned Hotels in North America increases approximately 8% - 10% versus the full year 2004:

•	Full year revenues, including other revenues from managed and franchised properties, would be expected to be approximately $5.9 billion.

•	Full year Adjusted EBITDA would be expected to increase approximately 17.4% to approximately $1.350 billion, when compared to 2004 Adjusted EBITDA of $1.150 billion.

•	Full year net income would be expected to be approximately $440 million at a 24% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2006), when compared to 2004 income from continuing operations before special items of approximately $348 million at a 13.9% effective tax rate.

•	Full year EPS would be expected to increase approximately 23.4% to $2.00 when compared to 2004 EPS from continuing operations before special items of $1.62.

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $600 million, including $300 million for maintenance, renovation and technology, approximately $100 million for the completion of the St. Regis San Francisco multi-use project under construction, and $200 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $100 million.

•	For the full year the Company expects cash interest expense of approximately $285 million and cash taxes of approximately $50 million.

Special Items:

The Company recorded net charges of $12 million (after-tax) for special items in the fourth quarter of 2004 compared to $1 million of net benefit (after-tax) in the same period of 2003.

Special items in the fourth quarter of 2004 primarily relate to the net loss or impairment on hotels and an investment totaling $15 million (after-tax), offset in part by the $3 million reversal of tax reserves no longer deemed necessary.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operation after special items (in millions, except per share data):

Three Months
Ended			Year Ended
December 31			December 31,
2004	2003		2004	2003
$123	$87	Income from continuing operations before special items	$348	$176

$0.57	$0.42	EPS before special items	$1.62	$0.86

		Special Items
—	8	Restructuring and other special credits, net (a)	37	9
—	(1)	Adjustment to costs associated with construction remediation (b).	4	(4)
(25)	(4)	Loss on asset dispositions and impairments, net (c)	(33)	(183)

(25)	3	Total special items – pre-tax	8	(178)
10	(4)	Income tax benefit (expense) for special items (d)	(2)	77
3	2	Favorable settlement of tax matters (e)	15	30

(12)	1	Total special items – after-tax	21	(71)
$111	$88	Income from continuing operations	$369	$105

$0.51	$0.42	EPS including special items	$1.72	$0.51

(a)	During the year ended December 31, 2004, the Company reversed a $37 million reserve previously recorded through restructuring and other special charges due to a favorable judgment in a litigation matter. During the three and twelve months ended December 31, 2003, the Company received $12 million in a favorable settlement of a litigation matter. This credit was offset by an increase of $13 million in a reserve for legal defense costs associated with a separate litigation matter. Additionally, during the three and twelve month periods ending December 31, 2003, the Company reversed a $9 million liability that was originally established in 1997 for the ITT Excess Pension Plan and is no longer required as the Company finalized the settlement of its remaining obligations associated with the plan.

(b)	Represents adjustments to the Company’s share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture that were previously recorded in 2002.

(c)	For the three and twelve months ended December 31, 2004, respectively, reflects the loss on the sale or impairment of hotels and an investment offset, in part, by the gain on sale of one of the Company’s hotels. For the three and twelve months ended December 31, 2003 primarily represents the loss on the sale or impairment of 18 hotels.

(d)	Represents taxes on special items at the Company’s incremental tax rate.

(e)	Tax benefits in the three and twelve months ended December 31, 2004 and 2003 reflect the favorable results of certain changes to the Federal tax rules, the resolution of various tax matters that were successfully settled during these periods, or reversal of tax reserves no longer deemed necessary.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Thursday, February 10 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 729974).

Definitions:

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” means gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA” and “Adjusted EBITDA excluding assets sold in 2003”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 7 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also used Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to recent guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, and under significant renovation or for which comparable results are not available. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 750 properties in more than 80 countries and 110,000 employees at is owned and managed properties. For a list of the Company’s owned, leased and consolidated joint venture hotels as of December 31, 2004, please visit http://www.starwoodhotels.com/corporate/investor_relations.html.

With internationally renowned brands, Starwood is a fully integrated owner, operator and franchisor of hotels and resorts, including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, and W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the timing and robustness of a recovery from the current global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2004	2003	Variance		2004	2003	Variance
			Revenues
$878	$797	10.2	Owned, leased and consolidated joint venture hotels	$3,326	$3,085	7.8
197	112	75.9	Vacation ownership and residential sales and services	640	439	45.8
120	71	69.0	Management fees, franchise fees and other income	419	255	64.3
247	217	13.8	Other revenues from managed and franchised properties (a)	983	851	15.5

1,442	1,197	20.5		5,368	4,630	15.9
			Costs and Expenses
655	611	(7.2)	Owned, leased and consolidated joint venture hotels	2,519	2,392	(5.3)
154	88	(75.0)	Vacation ownership and residential	488	340	(43.5)
87	41	(112.0)	Selling, general, administrative and other	331	200	(65.5)
—	(8)	n/m	Restructuring and other special credits, net	(37)	(9)	n/m
107	101	(5.9)	Depreciation	413	410	(0.7)
5	5	—	Amortization	18	19	5.3
247	217	(13.8)	Other expenses from managed and franchised properties (a)	983	851	(15.5)

1,255	1,055	(19.0)		4,715	4,203	(12.2)
187	142	31.7	Operating income	653	427	52.9
3	9	(66.7)	Gain on sale of VOI notes receivable	14	15	(6.7)
10	2	400.0	Equity earnings from unconsolidated ventures	32	12	166.7
(61)	(63)	3.2	Interest expense, net of interest income of $1, $2, $3 and $5 (b)	(254)	(282)	9.9
(25)	(4)	n/m	Loss on asset dispositions and impairments, net	(33)	(183)	n/m

114	86	32.6	Income (loss) from continuing operations before taxes and minority equity	412	(11)	n/m
(2)	—	n/m	Income tax benefit (expense)	(43)	113	n/m
(1)	2	150.0	Minority equity in net loss (income)	—	3	n/m

111	88	26.1	Income from continuing operations	369	105	251.4
			Discontinued operations:
—	(1)	n/m	Loss from operations, net of taxes $0, $1 $0 and $0 (c)	—	(2)	n/m
(11)	—	n/m	Gain (loss) on disposition (d)	26	206	n/m

100	87	14.9	Net income	395	309	27.8

			Earnings Per Share – Basic
$0.53	$0.43	23.3	Continuing operations	$1.78	$0.52	242.3
(0.05)	—	n/m	Discontinued operations	0.13	1.01	n/m

$0.48	$0.43	11.6	Net income	$1.91	$1.53	24.8

			Earnings Per Share – Diluted
$0.51	$0.42	21.4	Continuing operations	$1.72	$0.51	237.3
(0.05)	—	n/m	Discontinued operations	0.12	0.99	n/m

$0.46	$0.42	9.5	Net income	$1.84	$1.50	22.7

208	202		Weighted average number of Shares	207	203

217	209		Weighted average number of Shares assuming dilution	215	207

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b)	Interest expense is net of $0 and $7 million of discontinued operations allocations for the three and twelve months ended December 31, 2003, respectively.

(c)	For 2003, the Hotel Principe di Savoia in Milan, Italy (“Principe”) is reported as a discontinued operation as a result of the sale of this hotel in June 2003 with no continuing involvement.

(d)	Activity in the three and twelve months ended December 31, 2004 primarily represents the adjustments to the tax liability associated with the successful resolution of certain contingencies and the reversal of reserves that are no longer required as the related contingencies have been resolved, both of which are related to the 1999 divestiture of the Company’s gaming business. Activity in the year ended December 31, 2003 primarily relates to a $194 million (pre-tax) gain recorded in connection with the sale of the Principe in June 2003.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$326	$427
Restricted cash	347	81
Accounts receivable, net of allowance for doubtful accounts of $58 and $53	482	381
Inventories	371	232
Prepaid expenses and other	157	104

Total current assets	1,683	1,225
Investments	453	415
Plant, property and equipment, net	6,997	7,106
Goodwill and intangible assets, net	2,544	2,488
Other assets (a)	621	623

	$12,298	$11,857

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$619	$233
Accounts payable	200	171
Accrued expenses	872	799
Accrued salaries, wages and benefits	299	228
Accrued taxes and other	138	176

Total current liabilities	2,128	1,607
Long-term debt (b)	3,823	4,393
Deferred income taxes	880	898
Other liabilities	652	574

	7,483	7,472
Minority interest	27	28
Exchangeable units and Class B preferred shares, at redemption value of $38.50	—	31
Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 597,825 and 480,880 shares at December 31, 2004 and December 31, 2003, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 208,730,800 and 201,812,126 shares at December 31, 2004 and December 31, 2003, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 208,730,800 and 201,812,126 shares at December 31, 2004 and December 31, 2003, respectively	2	2
Additional paid-in capital	5,121	4,952
Deferred compensation	(14)	(9)
Accumulated other comprehensive loss	(255)	(334)
Retained earnings (accumulated deficit)	(68)	(287)

Total stockholders’ equity	4,788	4,326

	$12,298	$11,857

(a)	Includes restricted cash of $10 million and $19 million at December 31, 2004 and December 31, 2003, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $438 million and $410 million at December 31, 2004 and December 31, 2003, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2004	2003	Variance		2004	2003	Variance
			Reconciliations of Net Income to EBITDA and Adjusted EBITDA
$100	$87	14.9	Net income	$395	$309	27.8
66	70	5.7	Interest expense (a)	275	312	11.9
26	(1)	n/m	Income tax (benefit) expense (b)	34	(73)	n/m
115	108	(6.5)	Depreciation (c)	445	438	(1.6)
8	8	—	Amortization (d)	26	26	—

315	272	15.8	EBITDA	1,175	1,012	16.1
—	1	n/m	Adjustment to costs associated with construction remediation	(4)	4	n/m
25	4	n/m	Loss on asset dispositions and impairments, net	33	183	n/m
(13)	2	n/m	Discontinued operations (e)	(17)	(252)	n/m
—	(8)	n/m	Restructuring and other special credits, net	(37)	(9)	n/m

327	271	20.7	Adjusted EBITDA	1,150	938	22.6
			Hotels Sold in 2003 (20 hotels) (f)
—	—	n/m	Revenues	—	(110)	n/m
—	—	n/m	Costs and expenses	—	89	n/m

$327	$271	20.7%	Adjusted EBITDA excluding assets sold in 2003	$1,150	$917	25.4%

(a)	Includes $4, $5, $18 and $18 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2004 and 2003 and the twelve months ended December 31, 2004 and 2003, respectively. Also includes $7 million of interest expense allocated to discontinued operations for the twelve months ended December 31, 2003, respectively. No interest expense was allocated to discontinued operations in 2004 or in the fourth quarter of 2003.

(b)	Includes $24, $(1), $(9) and $40 million of tax (benefit) expense recorded in discontinued operations for the three months ended December 31, 2004 and 2003 and for the twelve months ended December 31, 2004 and 2003, respectively.

(c)	Includes $8, $7, $32 and $27 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2004 and 2003 and the twelve months ended December 31, 2004 and 2003, respectively. Also includes $1 million of depreciation expense included in discontinued operations for the twelve months ended December 31, 2003. No depreciation expense was allocated to discontinued operations in 2004 or the fourth quarter of 2003.

(d)	Includes $3, $3, $8 and $7 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2004 and 2003 and the twelve months ended December 31, 2004 and 2003, respectively.

(e)	Excludes the interest expense, taxes, and depreciation balances already added back as noted in (a), (b) and (c) above.

(f)	Represents 20 hotels (excluding the Principe which is reported in discontinued operations) that were sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

Three Months Ended			Year Ended
December 31,			December 31,
2004	2003		2004	2003
		Cash Flow Data
$100	$87	Net income	$395	$309
		Exclude:
11	1	Discontinued operations, net	(26)	(204)

111	88	Income from continuing operations	369	105
(60)	4	(Increase) decrease in restricted cash	(257)	17
150	167	Adjustments to income from continuing operations, changes in working capital, and other	465	638

201	259	Cash from continuing operations	577	760
—	1	Cash from discontinued operations	1	11

$201	$260	Cash from operating activities	$578	$771

$(91)	$(327)	Cash from (used for) investing activities	$(415)	$510

$(22)	$(301)	Cash used for financing activities	$(273)	$(979)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Three Months Ended		Year Ended
March 31, 2005		December 31, 2005
$65	Net Income	$440
71	Interest expense	285
22	Income tax expense	140
117	Depreciation and amortization	485

$275	EBITDA	$1,350

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconcilliations — Same-Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31, 2004			Same-Store Owned Hotels (1)	December 31, 2004
2004	2003	% Variance	Worldwide	2004	2003	% Variance
			Revenue
$867	$790	9.7	Same-Store Owned Hotels	$3,266	$2,933	11.4
—	2	n/m	Hotels Sold or Closed in 2004 and 2003 (24 hotels)	4	115	n/m
11	5	120.0	Hotels without Comparable Results (2 hotels)	50	29	72.4
—	—	—	Other ancillary hotel operations	6	8	(25.0)

$878	$797	10.2	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$3,326	$3,085	7.8

			Costs and Expenses
$643	$606	$(6.1)	Same Store Owned Hotels	$2,470	$2,271	(8.8)
1	1	n/m	Hotels Sold or Closed in 2004 and 2003 (24 hotels)	3	95	n/m
11	4	(175.0)	Hotels without Comparable Results (2 hotels)	41	21	(95.2)
—	—	—	Other ancillary hotel operations	5	5	—

$655	611	(7.2)	Total Owned, Leased and Consolidated Joint Venture Hotel Costs and Expenses	$2,519	$2,392	(5.3)

Three Months Ended				Year Ended
December 31, 2004			Same-Store Owned Hotels	December 31, 2004
2004	2003	% Variance	North America	2004	2003	% Variance
			Revenue
$631	$580	8.8	Same-Store Owned Hotels	$2,369	$2,153	10.0
—	2	n/m	Hotels Sold or Closed in 2004 and 2003 (18 hotels)	4	103	n/m
11	5	120.0	Hotels without Comparable Results (2 hotels)	50	29	72.4

$642	$587	9.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,423	$2,285	6.0

			Costs and Expenses
$464	$449	$(3.3)	Same Store Owned Hotels	$1,793	$1,679	(6.8)
1	1	—	Hotels Sold or Closed in 2004 and 2003 (18 hotels)	3	79	n/m
11	4	(175.0)	Hotels without Comparable Results (2 hotels)	41	21	(95.2)

$476	$454	(4.8)	Total Owned, Leased and Consolidated Joint Venture Hotel Costs and Expenses	$1,837	$1,779	(3.3)

Three Months Ended				Year Ended
December 31, 2004			Same-Store Owned Hotels	December 31, 2004
2004	2003	% Variance	International	2004	2003	% Variance
			Revenue
$236	$210	(12.4)	Same-Store Owned Hotels	$897	$780	15.0
—	—	n/m	Hotels Sold or Closed in 2004 and 2003 (6 hotels)	—	12	n/m
—	—	n/m	Other ancillary hotel operations	6	8	(25.0)

$236	$210	(12.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$903	$800	12.9

			Costs and Expenses
$179	$157	(14.0)	Same Store Owned Hotels	$677	$592	(14.4)
—	—	—	Hotels Sold or Closed in 2004 and 2003 (6 hotels)	—	16	n/m
—	—	—	Other ancillary hotel operations	5	5	—

$179	$157	(14.0)	Total Owned, Leased and Consolidated Joint Venture Hotel Costs and Expenses	$682	$613	(11.3)

(1)	Same-Store Owned Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results – Same-Store Owned Hotels (1)
For the Three Months Ended December 31, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	138 Hotels			93 Hotels			45 Hotels
SAME-STORE OWNED HOTELS
REVPAR ($)	113.88	102.49	11.1%	113.63	102.41	11.0%	114.59	102.71	11.6%
ADR ($)	169.52	158.56	6.9%	167.85	155.35	8.0%	174.38	168.45	3.5%
OCCUPANCY (%)	67.2%	64.6%	2.6	67.7%	65.9%	1.8	65.7%	61.0%	4.7

	60			36			24

SHERATON
REVPAR ($)	96.42	86.23	11.8%	101.15	90.83	11.4%	87.27	77.27	12.9%
ADR ($)	145.39	135.18	7.6%	151.57	138.46	9.5%	133.20	128.22	3.9%
OCCUPANCY (%)	66.3%	63.8%	2.5	66.7%	65.6%	1.1	65.5%	60.3%	5.2

	36			22			14

WESTIN
REVPAR ($)	115.04	105.04	9.5%	103.18	94.95	8.7%	153.81	138.15	11.3%
ADR ($)	166.52	157.03	6.0%	146.44	137.64	6.4%	238.14	230.13	3.5%
OCCUPANCY (%)	69.1%	66.9%	2.2	70.5%	69.0%	1.5	64.6%	60.0%	4.6

	10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	256.43	231.66	10.7%	261.43	235.88	10.8%	247.70	224.30	10.4%
ADR ($)	397.39	401.06	(0.9)%	378.23	386.34	(2.1)%	438.28	431.21	1.6%
OCCUPANCY (%)	64.5%	57.8%	6.7	69.1%	61.1%	8.0	56.5%	52.0%	4.5

	12			12

W
REVPAR ($)	175.81	157.38	11.7%	175.81	157.38	11.7%
ADR ($)	243.52	219.51	10.9%	243.52	219.51	10.9%
OCCUPANCY (%)	72.2%	71.7%	0.5	72.2%	71.7%	0.5

	20			19			1

OTHER
REVPAR ($)	78.25	70.28	11.3%	73.67	65.34	12.7%	108.71	104.75	3.8%
ADR ($)	124.48	118.07	5.4%	123.94	117.35	5.6%	127.01	121.27	4.7%
OCCUPANCY (%)	62.9%	59.5%	3.4	59.4%	55.7%	3.7	85.6%	86.4%	(0.8)

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same-Store Owned Hotels(1)
For the Three Months Ended December 31, 2004
UNAUDITED

		EUROPE			LATIN AMERICA			ASIA PACIFIC
		2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
		29 Hotels			12 Hotels			4 Hotels
SAME-STORE OWNED HOTELS
	REVPAR ($)	148.10	135.79	9.1%	69.04	55.54	24.3%	116.00	111.45	4.1%
	ADR ($)	236.87	227.05	4.3%	104.99	99.05	6.0%	148.81	139.92	6.4%
	OCCUPANCY(%)	62.5%	59.8%	2.7	65.8%	56.1%	9.7	77.9%	79.7%	(1.8)

			12			9			3

SHERATON
	REVPAR ($)	104.53	95.28	9.7%	63.51	51.69	22.9%	120.46	115.56	4.2%
	ADR ($)	162.43	155.78	4.3%	98.50	93.20	5.7%	164.42	153.01	7.5%
	OCCUPANCY (%)	64.4%	61.2%	3.2	64.5%	55.5%	9.0	73.3%	75.5%	(2.2)

			11			3

WESTIN
	REVPAR ($)	178.02	164.51	8.2%	92.94	72.18	28.8%
	ADR ($)	287.51	271.68	5.8%	130.35	122.91	6.1%
	OCCUPANCY (%)	61.9%	60.6%	1.3	71.3%	58.7%	12.6

			6

ST. REGIS/LUXURY COLLECTION
	REVPAR ($)	247.70	224.30	10.4%
	ADR ($)	438.28	431.21	1.6%
	OCCUPANCY (%)	56.5%	52.0%	4.5

									1

OTHER
	REVPAR ($)							108.71	104.75	3.8%
	ADR ($)							127.01	121.27	4.7%
	OCCUPANCY (%)							85.6%	86.4%	(0.8)

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results-Same-Store Owned Hotels(1)
For the Three Months Ended December 31, 2004
UNAUDITED (in thousands)

		WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
		2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
		138 Hotels			93 Hotels			45 Hotels
SAME-STORE OWNED HOTELS
	Total REVENUE	867,070	790,212	9.7%	630,606	580,061	8.7%	236,464	210,151	12.5%
	Total EXPENSE(3)	643,297	606,372	(6.1)%	464,244	449,081	(3.4)%	179,054	157,291	(13.8)%

			60			36			24

SHERATON
	REVENUE	354,006	319,174	10.9%	236,664	215,949	9.6%	117,342	103,225	13.7%
	EXPENSE	256,409	242,626	(5.7)%	171,767	166,925	(2.9)%	84,642	75,701	(11.8)%

			36			22			14

WESTIN
	REVENUE	253,266	232,925	8.7%	172,282	161,446	6.7%	80,984	71,479	13.3%
	EXPENSE	192,717	178,470	(8.0)%	128,080	124,478	(2.9)%	64,637	53,992	(19.7)%

			10			4			6

ST. REGIS/LUXURY COLLECTION
	REVENUE	102,806	93,215	10.3%	73,571	66,269	11.0%	29,235	26,946	8.5%
	EXPENSE	74,829	69,171	(8.2)%	53,433	49,476	(8.0)%	21,396	19,695	(8.6)%

			12			12

W(3)
	REVENUE	101,920	92,178	10.6%	101,920	92,178	10.6%
	EXPENSE	73,818	71,413	(3.4)%	73,818	71,413	(3.4)%

			20			19			1

OTHER
	REVENUE	55,072	52,720	4.5%	46,169	44,219	4.4%	8,903	8,501	4.7%
	EXPENSE	45,525	44,692	(1.9)%	37,146	36,789	(1.0)%	8,379	7,903	(6.0)%

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes lease expense of $4,288 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same-Store Owned Hotels(1)
For the Three Months Ended December 31, 2004
UNAUDITED (in thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels
SAME-STORE OWNED HOTELS
Total REVENUE	154,184	139,292	10.7%	52,720	42,952	22.7%	29,560	27,907	5.9%
Total EXPENSE	121,915	107,989	(12.9)%	35,107	28,686	(22.4)%	22,032	20,616	(6.9)%

		12			9			3

SHERATON
REVENUE	58,477	52,183	12.1%	38,208	31,636	20.8%	20,657	19,406	6.4%
EXPENSE	47,264	42,432	(11.4)%	23,725	20,556	(15.4)%	13,653	12,713	(7.4)%

		11			3

WESTIN
REVENUE	66,472	60,163	10.5%	14,512	11,316	28.2%
EXPENSE	53,255	45,862	(16.1)%	11,382	8,130	(40.0)%

		6

ST. REGIS/LUXURY COLLECTION
REVENUE	29,235	26,946	8.5%
EXPENSE	21,396	19,695	(8.6)%

								1

OTHER
REVENUE							8,903	8,501	4.7%
EXPENSE							8,379	7,903	(6.0)%

(1) Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same-Store Owned Hotels(1)
For the Twelve Months Ended December 31, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	138 Hotels			93 Hotels			45 Hotels
SAME-STORE OWNED HOTELS
REVPAR ($)	110.81	98.03	13.0%	110.13	98.21	12.1%	112.72	97.52	15.6%
ADR ($)	161.74	151.49	6.8%	156.65	147.15	6.5%	177.57	165.37	7.4%
OCCUPANCY (%)	68.5%	64.7%	3.8	70.3%	66.7%	3.6	63.5%	59.0%	4.5

		60			36			24

SHERATON
REVPAR ($)	92.59	79.97	15.8%	97.90	84.79	15.5%	82.33	70.65	16.5%
ADR ($)	137.50	127.72	7.7%	139.79	129.39	8.0%	132.52	123.99	6.9%
OCCUPANCY (%)	67.3%	62.6%	4.7	70.0%	65.5%	4.5	62.1%	57.0%	5.1

		36			22			14

WESTIN
REVPAR ($)	118.98	109.43	8.7%	106.78	99.37	7.5%	158.26	142.03	11.4%
ADR ($)	166.99	157.70	5.9%	145.80	138.84	5.0%	244.00	227.85	7.1%
OCCUPANCY (%)	71.3%	69.4%	1.9	73.2%	71.6%	1.6	64.9%	62.3%	2.6

		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	236.17	207.65	13.7%	225.65	203.53	10.9%	254.53	214.83	18.5%
ADR ($)	379.50	364.56	4.1%	343.02	335.04	2.4%	454.21	426.72	6.4%
OCCUPANCY (%)	62.2%	57.0%	5.2	65.8%	60.7%	5.1	56.0%	50.3%	5.7

		12			12

W
REVPAR ($)	158.15	141.90	11.5%	158.15	141.90	11.5%
ADR ($)	217.81	203.17	7.2%	217.81	203.17	7.2%
OCCUPANCY (%)	72.6%	69.8%	2.8	72.6%	69.8%	2.8

		20			19			1

OTHER
REVPAR ($)	80.29	68.89	16.5%	77.14	67.67	14.0%	101.36	77.36	31.0%
ADR ($)	121.83	112.65	8.1%	121.99	115.50	5.6%	121.06	97.95	23.6%
OCCUPANCY (%)	65.9%	61.2%	4.7	63.2%	58.6%	4.6	83.7%	79.0%	4.7

(1) Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

(2) See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotel Results - Same-Store Owned Hotels[1]
For the Twelve Months Ended December 31, 2004
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.

	29 Hotels			12 Hotels			4 Hotels
SAME-STORE OWNED HOTELS
REVPAR ($)	151.29	133.59	13.2%	62.02	52.51	18.1%	107.92	86.07	25.4%
ADR ($)	242.21	225.01	7.6%	102.32	97.99	4.4%	142.48	118.08	20.7%
OCCUPANCY (%)	62.5%	59.4%	3.1	60.6%	53.6%	7.0	75.7%	72.9%	2.8

	12			9			3

SHERATON
REVPAR ($)	104.78	92.49	13.3%	54.94	46.18	19.0%	111.95	91.43	22.4%
ADR ($)	163.01	152.30	7.0%	94.82	91.42	3.7%	158.00	132.27	19.5%
OCCUPANCY (%)	64.3%	60.7%	3.6	57.9%	50.5%	7.4	70.9%	69.1%	1.8

	11			3

WESTIN
REVPAR ($)	183.80	165.69	10.9%	92.64	80.33	15.3%
ADR ($)	296.40	273.83	8.2%	128.33	119.73	7.2%
OCCUPANCY (%)	62.0%	60.5%	1.5	72.2%	67.1%	5.1

	6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	254.53	214.83	18.5%
ADR ($)	454.21	426.72	6.4%
OCCUPANCY (%)	56.0%	50.3%	5.7

							1

OTHER
REVPAR ($)							101.36	77.36	31.0%
ADR ($)							121.06	97.95	23.6%
OCCUPANCY (%)							83.7%	79.0%	4.7

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotel Results - Same-Store Owned Hotels[1]
For the Twelve Months Ended December 31, 2004
UNAUDITED (in thousands)

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL [2]
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.

	138 Hotels			93 Hotels			45 Hotels
SAME-STORE OWNED HOTELS
Total REVENUE	3,266,463	2,933,119	11.4%	2,368,900	2,152,888	10.0%	897,563	780,231	15.0%
Total EXPENSE[3]	2,469,832	2,270,687	(8.8)%	1,792,295	1,678,943	(6.8)%	677,537	591,744	(14.5)%

	60			36			24

SHERATON
REVENUE	1,315,074	1,147,227	14.6%	888,284	777,733	14.2%	426,790	369,494	15.5%
EXPENSE	979,724	885,266	(10.7)%	663,000	608,277	(9.0)%	316,724	276,989	(14.3)%

	36			22			14

WESTIN
REVENUE	1,000,409	922,477	8.4%	678,536	636,668	6.6%	321,873	285,809	12.6%
EXPENSE	747,296	691,268	(8.1)%	501,948	476,758	(5.3)%	245,348	214,510	(14.4)%

	10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	365,691	327,188	11.8%	249,627	227,566	9.7%	116,064	99,622	16.5%
EXPENSE	277,097	257,747	(7.5)%	192,208	182,239	(5.5)%	84,889	75,508	(12.4)%

	12			12

W[3]
REVENUE	363,061	332,931	9.0%	363,061	332,931	9.0%
EXPENSE	283,803	267,634	(6.0)%	283,803	267,634	(6.0)%

	20			19			1

OTHER
REVENUE	222,228	203,296	9.3%	189,392	177,990	6.4%	32,836	25,306	29.8%
EXPENSE	181,912	168,772	(7.8)%	151,336	144,035	(5.1)%	30,576	24,737	(23.6)%

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes lease expense of $17,150 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotel Results - Same-Store Owned Hotels[1]
For the Twelve Months Ended December 31, 2004
UNAUDITED (in thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.

	29 Hotels			12 Hotels			4 Hotels
SAME-STORE OWNED HOTELS
Total REVENUE	603,952	532,698	13.4%	185,355	159,012	16.6%	108,256	88,521	22.3%
Total EXPENSE	470,958	414,224	(13.7)%	124,916	107,819	(15.9)%	81,663	69,701	(17.2)%

	12			9			3

SHERATON
REVENUE	222,239	196,022	13.4%	129,131	110,257	17.1%	75,420	63,215	19.3%
EXPENSE	179,876	156,730	(14.8)%	85,761	75,295	(13.9)%	51,087	44,964	(13.6)%

	11			3

WESTIN
REVENUE	265,649	237,054	12.1%	56,224	48,755	15.3%
EXPENSE	206,193	181,986	(13.3)%	39,155	32,524	(20.4)%

	6

ST. REGIS/LUXURY COLLECTION
REVENUE	116,064	99,622	16.5%
EXPENSE	84,889	75,508	(12.4)%

							1

OTHER
REVENUE							32,836	25,306	29.8%
EXPENSE							30,576	24,737	(23.6)%

(1)	Hotel Results exclude 24 hotels sold or closed in 2004 and 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of December 31, 2004
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)

Floating Rate Debt:

Senior credit facility
Revolving credit facility	Various + 125	11	0%	3.81%	1.8
Term loan	LIBOR + 125	550	12%	3.65%	1.5

		561	12%	3.65%	1.5
Mortgages and other	Various	207	5%	5.37%	2.1

Interest rate swaps	LIBOR + 423	300	7%	6.72%

Total Floating		1,068	24%	4.85%	1.7

Fixed Rate Debt:

Sheraton Holding public debt (1)		1,058	24%	6.00%	7.9

Senior notes (2)		1,514	34%	6.70%	4.9

Convertible debt		360	8%	3.50%	1.4

Mortgages and other		742	17%	7.25%	6.2

Interest rate swaps		(300)	(7%)	7.88%

Total Fixed		3,374	76%	6.11%	5.7

Total Debt		$4,442	100%	5.81%	5.0

Maturities (in millions)
<1 year	$619
1-3 years	1,744
3-5 years	468
>5 years	1,611

$4,442

(1)	Balance consists of outstanding public debt of $1.047 billion and an $11 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004.

(2)	Balance consists of outstanding public debt of $1.496 billion and a $33 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($15) million fair value adjustment related to current fixed to floating interest rate swaps.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of December 31, 2004
UNAUDITED (in millions)

Properties without comparable results in 2004:

Property	Location
Sheraton Kauai	Koloa, HI
St. Regis Aspen	Aspen, CO

Properties sold or closed in 2004 and 2003:

Property	Location
Lenox Inn	Atlanta, GA
Sheraton Mofarrej	Sao Paulo, Brazil
Hotel Cala di Volpe	Costa Smeralda, Italy
Hotel Pitrizza	Costa Smeralda, Italy
Hotel Romazzino	Costa Smeralda, Italy
Cervo Hotel & Conference Center	Costa Smeralda, Italy
Hotel Principe di Savoia	Milan, Italy
Hilton Novi	Novi, MI
Westin Southfield	Southfield, MI
Residence Inn Tyson’s Corner	Vienna, VA
Sheraton Buckhead	Atlanta, GA
Sheraton College Park	Beltsville, MD
Sheraton Chicago Northwest	Arlington Heights, IL
Sheraton Norfolk	Norfolk, VA
Hilton Sonoma County	Santa Rosa, CA
Westin Stamford	Stamford, CT
Wayfarer Inn	Bedford, NH
Sheraton Ferncroft	Danvers, MA
Sheraton Danbury	Danbury, CT
Sheraton Gainesville	Gainesville, FL
Baltimore Marriott	Baltimore, MD
Arlington Marriott	Arlington, VA
North Charleston Sheraton	Charleston, SC
Four Points Rancho Bernardo	Rancho Bernardo, CA

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $357 million)	$ 683
Debt level	$ 4,442

Revenues and Expenses Associated with Assets Sold in 2003 (1):

	Q1	Q2	Q3	Q4	Full Year

2003
Revenues	$42	$61	$7	$—	$110
Expenses	$38	$45	$6	$—	$89

(1)	Results consist of 20 hotels (excludes the Hotel Principe di Savoia reported in discontinued operations) that have been sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

Top Ten Markets as a % of 2004 EBITDA from Owned Hotels in North America and Worldwide:

	% of NAD		% of Worldwide
Market:	EBITDA	Market:	EBITDA
New York, NY	17.0%	New York, NY	12.4%
Boston, MA	9.7%	Italy	8.6%
San Diego, CA	7.5%	Boston, MA	7.0%
Phoenix, AZ	5.5%	San Diego, CA	5.4%
Seattle, WA	5.1%	Mexico	5.0%
Atlanta, GA	4.8%	Phoenix, AZ	4.0%
Maui, Hawaii	4.3%	Seattle, WA	3.7%
Los Angeles-Long Beach, CA	4.1%	Atlanta, GA	3.5%
Toronto	3.9%	Spain	3.4%
Miami-Hialeah, FL	3.2%	Maui, Hawaii	3.1%

Total Top Ten Markets	65.1%	Total Top Ten Markets	56.1%

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Twelve Months Ended December 31, 2004
UNAUDITED (in millions)

	QTD	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	$81	$235
Corporate/IT	29	55

Subtotal	110	290

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	15	34
Net capital expenditures for inventory(1)	3	(38)

Subtotal	18	(4)

Development Capital	44	255

Total Capital Expenditures	$172	$541

(1)	Represents gross inventory capital expenditures of $55 and $129 in the three and twelve months ended December 31, 2004, respectively, less cost of sales of $53 and $166 in the three and twelve months ended December 31, 2004 respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms
As of December 31, 2004
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	37	16,483	12	3,463	7	3,573	3	1,028	59	24,547
Westin	22	10,352	11	2,382	3	901	—	—	36	13,635
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	12	4,344	—	—	—	—	—	—	12	4,344
Luxury Collection	1	654	5	638	2	320	—	—	8	1,612
St. Regis	4	899	1	161	—	—	—	—	5	1,060
Other	13	3,035	—	—	—	—	—	—	13	3,035

Total Owned	95	36,920	29	6,644	12	4,794	4	1,658	140	50,016

Managed & UJV

Sheraton	42	20,268	73	21,586	10	1,995	46	16,578	171	60,427
Westin	38	21,417	6	1,464	—	—	12	4,905	56	27,786
Four Points	10	2,458	6	903	1	128	3	291	20	3,780
W	5	902	—	—	1	237	2	353	8	1,492
Luxury Collection	6	1,393	6	942	7	158	—	—	19	2,493
St. Regis	2	697	1	95	—	—	2	591	5	1,383
Other	1	2,558	1	405	—	—	2	315	4	3,278

Total Managed & UJV	104	49,693	93	25,395	19	2,518	67	23,033	283	100,639

Franchised

Sheraton	112	36,090	29	7,041	3	1,074	17	5,687	161	49,892
Westin	17	6,897	3	1,141	3	598	5	1,226	28	9,862
Four Points	88	15,763	10	1,376	9	1,350	1	126	108	18,615
Luxury Collection	2	351	11	1,292	—	—	—	—	13	1,643

Total Franchised	219	59,101	53	10,850	15	3,022	23	7,039	310	80,012

Systemwide

Sheraton	191	72,841	114	32,090	20	6,642	66	23,293	391	134,866
Westin	77	38,666	20	4,987	6	1,499	17	6,131	120	51,283
Four Points	104	19,374	16	2,279	10	1,478	5	1,047	135	24,178
W	17	5,246	—	—	1	237	2	353	20	5,836
Luxury Collection	9	2,398	22	2,872	9	478	—	—	40	5,748
St. Regis	6	1,596	2	256	—	—	2	591	10	2,443
Other	14	5,593	1	405	—	—	2	315	17	6,313

Total Systemwide	418	145,714	175	42,889	46	10,334	94	31,730	733	230,667